EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 of our report dated October 13, 2004 relating to the financial statements and financial statement schedule, which appears in Intellisync Corporation’s Annual Report on Form 10-K for the year ended July 31, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
San Jose, California
January 28, 2005